UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2007

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Harriett Tee Taggart

Effective as of February 7, 2007, the Board of Directors of Albemarle Corporation (the “Company”) elected Harriett Tee Taggart to serve as a Director of the Company. The press release issued on February 7, 2007 by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

2006 Bonuses

On February 7, 2007, the Committee approved the following 2006 bonuses under the Company’s Incentive Plan for the Company’s named executive officers: Mark C. Rohr, President and Chief Executive Officer ($1,000,000); John M. Steitz, Senior Vice President – Business Operations ($520,000); Richard J. Diemer, Jr., Senior Vice President and Chief Financial Officer ($480,000); Luther C. Kissam, IV, Vice President, General Counsel and Secretary ($450,000); and William M. Gottwald, Chairman of the Board ($375,000).

Retirement of Floyd D. Gottwald as director; Appointment as Director Emeritus

On February 6, 2007, Floyd D. Gottwald, Jr., Vice Chairman of the Board and Chairman of the Executive Committee, informed the Company that he will retire from the Board of Directors upon the expiration of his current term at the Company’s 2007 annual meeting of shareholders. On February 7, 2007, the Board of Directors named Floyd D. Gottwald, Jr. as Director Emeritus and Chairman Emeritus of the Company, effective as of April 11, 2007. As Director Emeritus and Chairman Emeritus, Floyd D. Gottwald, Jr. may attend board meetings but cannot vote at board meetings. Floyd D. Gottwald, Jr. will not receive any compensation for service as Director Emeritus or Chairman Emeritus.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of February 7, 2007, the Company’s Board of Directors amended Section 2 of Article II of the Company’s Bylaws to increase the size of the Board of Directors to 12 directors.

The Company’s Bylaws, as amended, are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure

On February 7, 2007, the Company issued a press release announcing that the Board of Directors has approved a 2-for-1 split of the Company’s common stock. The stock split will be effected by issuing one additional share of common stock for each outstanding share of common stock. Each shareholder of record as of the close of business on February 20, 2007, will be issued one additional share of common stock for every issued and outstanding share owned as of that date. The distribution will be made on March 1, 2007. Trading of the Company’s common stock on a split-adjusted basis will begin at the start of trading on March 2, 2007.

In addition, the Board of Directors increased the Company’s regular quarterly dividend to 10.5 cents a share from 9.0 cents, on a post-split basis. The dividend is payable on April 1, 2007, to shareholders of record at the close of business on March 15, 2007. The annualized dividend rate will now be 42 cents per share on a post-split basis.

The press release issued on February 7, 2007 by the Company is attached hereto as Exhibit 99.2 and incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended Bylaws of the Company

99.1	Press release, dated February 7, 2007, issued by the Company.

99.2	Press release, dated February 7, 2007, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2007

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended Bylaws of the Company

99.1	Press release, dated February 7, 2007, issued by the Company.

99.2	Press release, dated February 7, 2007, issued by the Company.